14390411.2 - 08/17/26

EXHIBIT A
JOINT FILING AGREEMENT
The undersigned hereby agree that the statement on Schedule 13G with respect to the shares of Common Stock of Gran Tierra Energy Inc. dated as of August 17, 2026 is, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k)(2) under the Securities Exchange Act of 1934, as amended.
Dated: August 17, 2026

EQUINOX PARTNERS INVESTMENT MANAGEMENT LLC

By:	/s/ Sean M. Fieler
	Name:	Sean M. Fieler
	Title:	Manager

EQUINOX PARTNERS, L.P. By: Equinox Partners Investment Management LLC, its investment manager

By:	/s/ Sean M. Fieler
	Name:	Sean M. Fieler
	Title:	Manager

KUROTO FUND LP By: Equinox Partners Investment Management LLC, its investment manager

By:	/s/ Sean M. Fieler
	Name:	Sean M. Fieler
	Title:	Manager

MASON HILL PARTNERS, LP By: Equinox Partners Investment Management LLC, its investment manager

By:	/s/ Sean M. Fieler
	Name:	Sean M. Fieler
	Title:	Manager

/s/ Sean M. Fieler
SEAN M. FIELER